                                                                   Exhibit 10.19

                             CONTINGENT VALUE RIGHTS

         As of October 13, 1998, BUCA, Inc. ("BUCA") sold to Centre Capital Investors II, L.P. contingent value rights to receive shares of BUCA's capital stock in accordance with the terms of the attached contingent value rights agreement. BUCA also sold contingent value rights to the Purchasers listed below. Their agreements are substantially identical to the attached copy, except for the material details set forth in the following Schedule.

                             SCHEDULE OF DIFFERENCES
            BETWEEN ATTACHED COPY AND SUBSTANTIALLY IDENTICAL COPIES

                                                                       CVR      Number of
                         Purchaser                                     No.        CVRs          Date CVRs Granted

Attached Copy:           Centre Capital Investors II, L.P.               1       300,515         October 13, 1998
Sub. Iden. Copy:         Centre Capital Tax-Exempt Investors II,         2        97,793         October 13, 1998
                         L.P.
Sub. Iden. Copy:         Centre Capital Offshore Investors II, L.P.      3        65,390         October 13, 1998
Sub. Iden. Copy:         Centre Parallel Management Partners, L.P.       4         4,607         October 13, 1998
Sub. Iden. Copy:         Centre Partners Coinvestment, L.P.              5        50,944         October 13, 1998
Sub. Iden. Copy:         State Board of Administration of Florida        6       456,360         October 13, 1998
Sub. Iden. Copy:         Norwest Equity Partners V, L.P.                 7       424,203         October 13, 1998
Sub. Iden. Copy:         Northwood Capital Partners LLC                  8         9,756         October 13, 1998
Sub. Iden. Copy:         Northwood Ventures                              9        87,805         October 13, 1998
Sub. Iden. Copy:         Regent Capital Equity Partners, L.P.           10        72,659         October 13, 1998
Sub. Iden. Copy:         Walden-SBIC, L.P.                              11        59,170         October 13, 1998
Sub. Iden. Copy:         Walden Technology Ventures II, L.P.            12         9,823         October 13, 1998
Sub. Iden. Copy:         Centre Capital Investors II, L.P.              13       300,515        December 23, 1998
Sub. Iden. Copy:         Centre Capital Tax-Exempt Investors II,        14        97,793        December 23, 1998
                         L.P.
Sub. Iden. Copy:         Centre Capital Offshore Investors II, L.P.     15        65,390        December 23, 1998
Sub. Iden. Copy:         Centre Parallel Management Partners, L.P.      16         4,607        December 23, 1998
Sub. Iden. Copy:         Centre Partners Coinvestment, L.P.             17        50,944        December 23, 1998
Sub. Iden. Copy:         State Board of Administration of Florida       18       456,360        December 23, 1998

                                                                   Exhibit 10.19



           VOID AFTER 5:00 P.M. MINNEAPOLIS TIME, ON OCTOBER 12, 2005

CVR No. 1                                                           300,515 CVRs

                                   BUCA, INC.
           CONTINGENT VALUE RIGHTS TO RECEIVE SHARES OF CAPITAL STOCK

THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

     THIS CERTIFIES THAT, FOR VALUE RECEIVED, Centre Capital Investors II, L.P., or registered assigns, is the registered holder of the number of Contingent Value Rights ("CVRs") set forth above. Each CVR entitles the holder thereof to receive from BUCA, Inc., a Minnesota corporation ("BUCA" or the "Company"), subject to the terms and conditions set forth hereinafter, shares of BUCA's Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock") or shares of BUCA's Common Stock, par value $.01 per share ("Common Stock") as follows:

     In the event that on or prior to October 12, 2001, BUCA has not either effected a Qualified Public Offering (as defined in the Articles of Incorporation described in the Securities Purchase Agreement referred to below) or had a Publicly Traded Security (as defined in the Articles of Incorporation) with an average closing price on the principal securities exchange or market on which such security is traded (hereinafter, the "Closing Price") of at least $12.00 per share for a period of at least 120 consecutive trading days, then, the holder of this CVR Certificate shall be entitled to receive on October 12, 2001 (the "Payment Date"), the cumulative Settlement Amounts of additional Series C Preferred Shares obtained by the following formula which will be computed as of the last day of each March, June, September and December, commencing December 31, 1998 (each a "Quarterly End Date") for the period commencing on October 13, 1998, where:

     (i) X represents the number of shares of Series C Preferred Stock or Common Stock issued upon conversion thereof ("Conversion Stock") held by the holder (including any Series C Preferred Stock, Conversion Stock or Common Stock issuable in respect of any prior Quarterly End Date(s)), and

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

     (ii) Y represents the result obtained by dividing $12.00 by the Market Value, as hereinafter defined, and

     (iii) the Settlement Amount, is determined as follows:

          (X multiplied by (Y multiplied by .25)) minus (X multiplied by .25).

          However, in no event shall the Settlement Amount for any quarter exceed 1.25% of X and the Settlement Amount for any partial quarter shall be proportionately reduced.

          For purposes of computing the Settlement Amount, if the Common Stock is publicly traded, "Market Value" shall be the average Closing Price for the 120 trading days immediately preceding the date of determination of Market Value (or such lesser number of days that the Common Stock shall have been publicly traded). In the absence of a publicly traded market, the amount "Y" in (ii) above shall be obtained by dividing $18.00 by the Market Value, provided that in such case "Market Value" will equal the per share price of the most recent issuance of preferred stock of BUCA in an arms-length transaction for aggregate consideration of at least $5,000,000); provided, however, that, in the absence of a publicly traded market, in no event shall the Market Value be at a price per share that is less than the per share price of the most recent issuance of Common Stock of BUCA in an arms-length transaction for aggregate consideration of at least $5,000,000.

     Additionally, from and after October 13, 2001 and until October 12, 2005, such holder will continue to be entitled to receive a Settlement Amount on a quarterly basis on each subsequent Quarterly End Date, until the second Quarterly End Date following the earlier of the date a Qualified Public Offering has been effected or BUCA has a Publicly Traded Security with an average Closing Price of at least $12.00 per share for at least 120 consecutive trading days.

     Notwithstanding the foregoing, in the event that as of the Payment Date or any Quarterly End Date, the Common Stock is traded on a national securities exchange, the NASDAQ National Market or the NASDAQ Small Cap Market, then in lieu of shares of Series C Preferred Stock on the applicable payment date, at the option of BUCA, BUCA shall issue an equivalent number of shares of Common Stock.

     In the event that on or prior to October 12, 2001 BUCA shall sell, lease, license or otherwise dispose of all or substantially all of its assets, or any asset or assets which have a material effect upon the business or financial condition of the corporation, or shall consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into BUCA, or enter into a plan of exchange with any other corporation or entity (except for a merger or consolidation of any wholly-owned subsidiary with or into BUCA), then the CVRs granted hereby shall be cancelled.

     In the event of any stock dividend payable in shares of Common Stock, any increase in the number of shares of Common Stock by a subdivision or split-up of shares of Common Stock or any decrease in the number of shares of Common Stock by a combination of the outstanding shares of Common Stock or any capital reorganization or reclassification of the Common Stock, the provisions hereof with respect to the computation of the Settlement Amount and the number of shares of capital stock issuable hereunder, shall be subject to equitable adjustment to effectuate the purposes hereof.

     REFERENCE IS MADE TO THE PROVISIONS OF THIS CVR CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

     This CVR Certificate shall be governed by and construed in accordance with the laws of the State of Minnesota.

     This CVR Certificate is being issued pursuant to the terms of and is entitled to the benefits of the Securities Purchase Agreement dated as of October 13, 1998, as amended (the "Securities Purchase Agreement") among BUCA and the Purchasers party thereto.

     IN WITNESS WHEREOF, BUCA has caused this CVR Certificate to be executed by its duly authorized officer.

                                        BUCA, INC.


                                        By /s/ Greg A. Gadel
                                           ---------------------------
                                        Title  CFO
                                               -----------------------

Dated: December 23, 1998

                                 [REVERSE SIDE]

     The holder of this CVR Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder of BUCA, either at law or in equity, and the rights of the holder are limited to those expressed herein.

     Every holder of this CVR Certificate, by accepting the same, consents and agrees with BUCA and with every other holder of a CVR Certificate that:

          (a) This CVR Certificate is transferable on the registry books of BUCA only upon the terms and conditions set forth herein;

          (b) BUCA may deem and treat the person in whose name this CVR Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than
     BUCA) for all purposes whatsoever and BUCA shall not be affected by any notice to the contrary; and

          (c) this CVR Certificate and the CVRs, and the obligations of BUCA hereunder, may be waived, amended, modified, supplemented or released, in whole or in part, with the consent of BUCA and the holders of not less than 66 2/3% of the then outstanding CVRs.

     BUCA shall maintain books for the registration and registration of transfer of the CVR Certificates.

     No fractional shares of Series C Preferred Stock or Common Stock shall be issued to any holder of CVRs in respect of the CVRs. Instead of any fractional shares of Series C Preferred Stock or Common Stock that would otherwise be issuable to any such holder, BUCA will pay to such holder a cash adjustment in respect of such fractional interest in an amount equal to the fair market value thereof as determined by two-thirds of the members of the Board of Directors of BUCA.

     BUCA will pay all documentary stamp taxes attributable to the original issuance of the CVRs and shares of capital stock of BUCA ("BUCA Shares") issuable hereunder; provided, however, that BUCA shall not be required to (a) pay any tax which may be payable in respect of any transfer involving any transfer and delivery of CVR Certificates or the issuance or delivery of certificates for BUCA Shares in a name other than that of the registered holder of the CVR Certificate as of the applicable payment date, or (b) issue or deliver any certificate for BUCA Shares upon any applicable payment date until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the holder of such CVR at the time of surrender.

     In case any CVR Certificate shall be mutilated, lost, stolen or destroyed, BUCA shall issue a new CVR Certificate of like tenor and evidencing the number of CVRs evidenced by the CVR Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to BUCA of such mutilation, loss, theft or destruction of such CVR Certificate and indemnity, if requested, also satisfactory to it.

     BUCA shall at all times reserve for issuance and delivery pursuant to the CVRs such number of BUCA Shares from time to time issuable pursuant to the CVRs. All such shares shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     CVRs may be exchanged or transferred, at the option of the holder, upon surrender of CVR Certificates to BUCA or its transfer agent for other CVR Certificates of different denominations, entitling the holder or holders thereof to receive in the aggregate the same payments. Subject to the preceding sentence, a CVR Certificate may be divided or combined with other CVR Certificates that carry the same rights upon presentation thereof at the office of BUCA or its transfer agent, together with written notice specifying the names and denominations in which new CVR Certificates are to be issued and signed by the holder thereof.

     CVRs may be assigned or transferred, at the option of the holder, upon surrender of CVR Certificates to BUCA or its transfer agent, accompanied (if so required by BUCA) by a written instrument or instruments of transfer in form satisfactory to BUCA, duly executed by the registered holder or by a duly authorized representative or attorney. Upon any such registration of transfer, a new CVR Certificate shall be issued to the transferee of the surrendered CVR Certificate.

     THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

     Any transfer, exchange or assignment of CVRs shall be without charge (other than the cost of any transfer tax) to the holder and any new CVR Certificate issued pursuant hereto shall be dated the date of such transfer, exchange or assignment.

     All covenants and provisions of this Agreement by or for the benefit of BUCA or the holders of the CVRs shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM            as tenants in common
TEN ENT            as tenants by the entireties
JT TEN             as joint with right of survivorship and not as
                   tenants in common
COM PROP           as community property
UNIF GIFT MIN ACT  Custodian


                                    -----------------    -----------------
                                    (Cust)              (Minor)
                                    under Uniform Gifts to Minors Act


                                    ---------------------------------------
                                    (State)

Additional abbreviations may also be used though not in the above list.